UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2006

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On Monday, April 17, 2006, the Company announced that it anticipated that its Form 10-KSB for the fiscal year ended December 31, 2005, would be filed by Friday, April 21, 2006. Due to the fact that the Company's prior auditor has not finished its review, and the fact that there are continued discussions between the two sets of auditors, EENT now anticipates filing its 10-KSB no later than Monday, May 1, 2006. Upon completed filing (as long as filing occurs within 30 days of the date the Over the Counter Bulletin Board placed EENT's Common Stock on its Daily Watch List), the "e" should be removed from its symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	April 21, 2006	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
Chief Legal Officer